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                                                                      EXHIBIT 22
                                  SUBSIDIARIES
                             (As of April 12, 1995)


                          ARTRA GROUP INCORPORATED (1)
                                        |
                                        |
                                        |
     A. G.            Fill-Mor        ARTRA        ARTRA            BCA
Holding Corp. (2)  Holding Inc (2)  Resources  Subsidiary Inc.  Holdings Inc.
                         100 %      Corp. (2)    100 % (3)         100 %(2)
                          |           100 %                          |
                          |                                Bagcraft Corporation
                          |                                   of America (2)
                          |                                         100 %
                       The Lori                                      |
                     Corporation (2)                        Graphics, Inc. (3)
                         64.3 %                                     100 %
                          |
                          |
                          |
       New         Rosecraft, Inc. (1)  Lawrence Jewelry
   Dimensions*          100 %            Corporation (1)
Accessories, Ltd.(4)                           100 %
      100 %




(1)  Pennsylvania Corporation      (3) lllinois Corporation
(2)  Delaware Corporation          (4) New York Corporation

 *   Effective December 27, 1994 New Dimensions ceased operations.